   Exhibit 10.11

ASSIGNMENT AND ASSUMPTION OF LEASE, SECURITY DEPOSIT AND GUARANTY

THIS ASSIGNMENT AND ASSUMPTION OF LEASE, SECURITY DEPOSIT AND GUARANTY (“Assignment”) is made and entered into as of the 7th day of January, 2022, by and between Elliott Bay Healthcare Realty LLC, a Delaware limited liability company (“Assignor”), and GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as 3134 West 76th Street located in Chicago, Cook County, Illinois, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Lease Agreement by and between Assignor, as successor-in-interest to Biomedical Medical Partners, LLC, and  WSKC Dialysis Services, Inc., an Illinois corporation d/b/a Southside Dialysis Center a/k/a Fresenius Kidney Care Southside, as successor-in-interest to Fresenius Medical Care of Illinois, LLC dated as of January 24, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of August 16, 2016 (“First Amendment”) and that certain Second Amendment to Lease Agreement dated as of November 13, 2020 (“Second Amendment”); the Original Lease, as amended by the First Amendment and Second Amendment, being hereinafter referred to as the “Lease”) affecting the Property, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Guaranty made by Fresenius Medical Care Holdings, Inc., a New York corporation, dated as of January 24, 2006 (the “Guaranty”) affecting the Lease.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.

Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and the Guaranty and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2.

Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

154183294.4

3.

Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Property, and (b) any obligation or liability of landlord under the Lease arising after the date hereof relating to acts or omissions occurring prior to the date hereof during the period Assignor owned the Property.

4.

Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

5.

This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns.  This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

Elliott Bay Healthcare Realty LLC,

a Delaware limited liability company

By: /s/ Christian Whipple

Name: Christian Whipple

Its: Chief Executive Officer

ASSIGNEE:

GIPIL 3134 W 76th Street, LLC,

a Delaware limited liability company

By: /s/ David Sobelman

Name: David Sobelman

Title: President

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Exhibit “A”

Legal Description

THAT PART OF THE LOTS 1 AND 2 AND THE 16 FOOT VACATED ALLEY BY ORDINANCE RECORDED MARCH 03, 1998, AS DOCUMENT 98162263 ALL IN BLOCK 16 IN WABASH ADDITION TO CHICAGO IN SECTION 25, TOWNSHIP 38 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, TAKEN AS A TRACT AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID TRACT; THENCE SOUTH 90° 00' 00" EAST ALONG THE SOUTH LINE OF SAID TRACT 47.0 FEET TO A POINT ON THE EAST LINE OF THAT PART OF LAND TAKEN FOR HIGHWAY PURPOSES PER DOCUMENT NUMBER 12365546 ALSO BEING THE POINT OF BEGINNING; THENCE NORTH 00°02'29" EAST ALONG SAID EAST LINE 344.40 FEET; THENCE SOUTH 90°00'00" EAST 188.75 FEET; THENCE SOUTH 00°00'00" WEST 344.40 FEET TO THE SOUTH LINE OF SAID TRACT; THENCE NORTH 90°00'00" WEST ALONG SAID SOUTH LINE 189.00 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

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